SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 27, 2007

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)
(509) 458-3711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)	Sterling Financial Corporation (“Sterling”) today announced that William W. Zuppe, age 66, intends to voluntarily resign as Chief Executive Officer of Sterling’s wholly-owned subsidiary, Sterling Savings Bank, effective December 31, 2007. Mr. Zuppe will continue to serve on the Sterling and Sterling Savings Bank Boards of Directors, and as the Chairman of the Board of Directors of Sterling Savings Bank. The text of a press release issued by Sterling Savings Bank is included as Exhibit 99.1 to this report.

(c)	Sterling today also announced that Sterling Savings Bank has appointed Heidi B. Stanley to serve as President and Chief Executive Officer of Sterling Savings Bank, effective January 1, 2008. She will also continue to serve as Vice Chair of the Board of Sterling Savings Bank.

Ms. Stanley, 50, has served as Vice Chair of the Board and Chief Operating Officer of Sterling Savings Bank since October 2003. In addition to serving as a Director of Sterling Savings Bank, she also currently serves as a Director of INTERVEST, Action Mortgage and Harbor Financial. She joined Sterling in 1985. Prior to joining Sterling, Ms. Stanley was employed by IBM in San Francisco, California, and Tucson, Arizona. In 2006, she was named one of the “25 Most Powerful Women in Banking” by U.S. Banker Magazine. Ms. Stanley is Vice-Chair of America’s Community Bankers Membership Committee and a member of its Government Affairs Steering Committee. She is currently on the Board of Directors of Avista Corporation. Ms. Stanley is Immediate Past Chair of Greater Spokane Incorporated, past Chair of the Board of the Association of Washington Business; past Chair of the Spokane area YMCA and Vice Chair of TVW (Washington Public Affairs Network). She serves on the Board of Governors of the WSU Foundation and the Eastern Washington Advisory Board of the Washington Policy Center. Ms. Stanley received a Bachelor’s degree in Business Administration from Washington State University in 1979.

Item 9.01.	Financial Statements and Exhibits.
(c)	The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

99.1	Press release text dated September 27, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)
September 27, 2007	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary, and Principal Financial Officer

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